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              ACTIVE ASSETS INSTITUTIONAL GOVERNMENT SECURITIES TRUST
                             1221 AVENUE OF AMERICAS
                               NEW YORK, NY 10020




                                               October 2, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: Active Assets Institutional Government Securities Trust
    File Number 333-81184/811-21024

Dear Sirs:

             We hereby request acceleration of the effectiveness of the Registration Statement of Active Assets Institutional Government Securities Trust on Form N-1A under the Securities Act of 1933 to October 25, 2002 or as soon thereafter as may be practicable.

             Registrant advises the Commission that should the Commission declare this filing effective on an accelerated basis, it will not assert such acceleration as a defense in any proceeding that may be initiated under the Federal securities laws by the Commission or by any other person.

                                   Very truly yours,

                                   Active Assets Institutional Government
                                   Securities Trust

                                   By: /s/  Barry Fink
                                       ---------------
                                            Barry Fink
                                            Vice President and Secretary